[LETTERHEAD OF BRILLIANT DIGITAL ENTERTAINMENT, INC.]



February  17, 2000

Enewmedia Company
27/F Sunshine Plaza
353 Lockhart Road
Wanchai, Hong Kong
Attention:  Andrew Wilson, Business Development Director

Re:  STRATEGIC PARTNER AGREEMENT

Gentlemen:

When signed by you and Brilliant Digital Entertainment, Inc., a Delaware corporation ("ENTERTAINMENT"), in the manner hereinafter provided, this letter agreement (this "AGREEMENT") shall constitute the binding agreement of Enewmedia Digital Entertainment Limited, a Cayman Islands corporation, organized under the laws of ______, and a wholly-owned subsidiary of e-New Media Company whose shares are listed on the Hong Kong Stock Exchange code (0128) ("ENM"),and Entertainment with respect to the matters set forth herein unless subsequently superseded by a long form agreement executed by the parties (the "DEFINITIVE AGREEMENT").


TRANSACTION AGREEMENTS:

     By and between Enewmedia ("ENM") and Brilliant Digital Entertainment, Inc. ("BDE") and BDE's wholly owned subsidiaries Brilliant Entertainment, Inc. ("ENTERTAINMENT") and B3D, Inc. ("B3D").

PURPOSE:

     A. Define the terms of the limited exclusive distribution license to be granted by Entertainment to ENM (the "DISTRIBUTION AGREEMENT");

     B. Define the terms of a production joint venture between ENM and Entertainment (the "PRODUCTION JOINT VENTURE AGREEMENT");

     C. Define the terms of a technology license agreement between ENM and B3D (the "TECHNOLOGY LICENSE AGREEMENT");

     D. Define the terms of an investment in common stock and warrants to be issued by BDE to ENM (the "INVESTMENT AGREEMENT").


I.   DISTRIBUTION AGREEMENT

Licensor:

     Entertainment

LICENSEE:

     ENM

CURRENCY:

     As used herein, all amounts are US$


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NON-RECOUPABLE ADVANCE:

     $2.5 million

PAYMENT TERMS:

     $1.5 million due on signing of this agreement with the balance of $1.0 million payable pro rata upon delivery of the Masters for the titles as set forth in Exhibit A.

TERM:

     Six (6) years from execution of the Distribution Agreement (the "TERM").

TERRITORIES:

     China, Hong Kong, Indonesia, Japan, Macao, Malaysia, North Korea, Philippines, Singapore, South Korea, Sri Lanka, Taiwan, Thailand and Vietnam and their legal successors (each a "TERRITORY" and taken together "TERRITORIES").

CONTENT:

     All content, in the licensed Languages, now existing or produced by Entertainment during the Term intended for entertainment purposes ("CONTENT"). For the avoidance of doubt, content produced for e-commerce, informational, business, scientific, training and related purposes shall not be deemed Content.

     Furthermore, Content shall specifically exclude any title for which Entertainment does not own or control distribution rights (or for which Entertainment has limited distribution rights that do not include the Territories). Distribution rights shall be deemed to include distribution through the Media (as defined herein). A description of the Content is hereby set forth in Exhibit A hereto.

MEDIA:

     Distribution rights granted herein shall only be for distribution over the Internet utilizing Internet Protocol (I.P.) or its successor protocols (the "MEDIA") in the Territory subject to the limitations of the License section below.


LANGUAGES:

     Asian languages principally spoken in the Territory (the "LANGUAGES") and English, subject to the limitations of the License section below, but excluding in all cases all European languages.

LICENSE:

     (i) Entertainment will grant ENM a limited, non-exclusive license to distribute the English language version of the Content in the Territories through the Media, subject to the right of Entertainment to grant third parties worldwide English language exclusive rights in the Content. The Content will be provided subject to customary protective and copyright protection provisions.

     (ii) Entertainment will grant ENM a limited, exclusive license to distribute the Content in the Languages in the Territory through the Media, subject to subsection (v) below. ENM shall have the right to localize versions of the Content in each of the Languages. ENM shall be responsible for all quality control procedures in the localization process. All localized and non-English language versions of the Content shall require approval of Entertainment and/or all third party licensors with approval rights and will constitute "Works for Hire", owned by Entertainment under
     Section 201 of Title 17 of the United States Code. ENM further waives any moral rights in such localized and non-English language


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     versions of the Content.

     (iii) All Content provided to users in each Territory shall be hosted on servers located in such Territory. For example, Content provided through the Media to users in South Korea must be hosted on a server physically located in South Korea.

     (iv) ENM shall have the right, and shall use best efforts, to sublicense the Content to third party web sites in the Territory with a view towards wide distribution in the Territory, provided that Entertainment has received ENM's prior approval for each such sublicense. Such distribution of Content by ENM shall be comparable to or better than that achieved by Entertainment in its territories.

     (v) Entertainment shall not grant any third parties the right to distribute the Content in each of the Territories and Languages described herein during the term and any combination there of through the Media; provided, however that (a) this limitation shall not apply to the distribution of English language Content; (b) Entertainment shall have no liability whatsoever to ENM if current or future licensees independently choose to offer, promote, or make available the Content, or any localized or non-English language version of the Content to users in the Territories, provided Entertainment shall use it's best endeavors to ensure compliance by the licensees.

     (vi) Beginning in year three (3) of the Term, ENM must generate a minimum of $1.5 million per annum in Revenue (as defined below) in order to maintain exclusivity.

RESERVED RIGHTS:

     All rights not specifically granted to ENM (including but not limited to CD-ROM, DVD-ROM, television, merchandising, licensing) are hereby reserved by Entertainment.

REVENUE:

     Revenue shall be defined as consideration received or receivable by ENM and its subsidiaries and/or affiliates from any and all forms of exploitation of the Content, including but not limited to advertising revenues, subscription revenues, link fees, referral fees, etc. but net of Value Added Tax or other tax or duty payable on fees received or receivable by ENM.

DISTRIBUTION FEE AND EXCESS REVENUES:

     ENM shall be entitled to deduct a twenty percent (20%) distribution fee from Revenue and shall remit all excess Revenue to Entertainment as provided herein. Revenues shall be calculated on an accrual basis and shall be paid to Entertainment on a quarterly basis no later than the fifteenth
     (15th) of the month following the end of the preceding quarter. For example Entertainment's share of accrued revenues during the first quarter of 2000 shall be paid by ENM no later than April 15th. Entertainment may recover such reasonable collection costs and interest on late payments.

ACCOUNTING:

     ENM and all Entertainment-approved sublicensees of the Content shall agree to the following:

     (i) ENM and the sublicensees will provide monthly user logs to Entertainment.

     (ii) ENM and the sublicensees will provide detailed quarterly accounting of Revenue, and shall pay such excess Revenue concurrently with such


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          statements.

     (iii) ENM and the sublicensees will provide customary audit rights and access.

II.    PRODUCTION JOINT VENTURE AGREEMENT

PURPOSE:

     To create new content (not derived from Entertainment's content) specifically intended for the Territories described above.

FORM:

     The co-production activities of ENM and BDE will be undertaken through a jointly-owned limited liability company to be created by Entertainment under the laws of the Cayman Islands ("NEWCO"). NewCo will be owned 50% by ENM and 50% by Entertainment.

CAPITALIZATION:

     ENM shall provide enough funds to NewCo such that NewCo can conduct its operations and acquire the "alpha-code" license described herein. Such funds shall not be capitalized to dilute Entertainment's 50% share in NewCo. and shall be repaid to ENM forthwith upon receipt of revenues by Newco

DISTRIBUTION RIGHTS:

     (i) All Asian-language versions including the English translation of such Asian Language Versions (but excluding a) all English language versions of the content developed under the Production Joint Venture Agreement in places outside the Territory, and (b) all English versions which were originally in English and are localized by the Production Joint Venture) shall be exploited by ENM in the Territories.

     (ii) Any costs and quality control responsibilities in respect of the localization and production of Content shall be borne by Newco and funded by ENM.

     (iii) Entertainment shall have the right (but not the obligation) to distribute the content created under the Production Joint Venture Agreement in all other languages and territories. Entertainment shall be entitled to deduct a twenty percent (20%) fee from revenues earned from distribution of content produced by the Production Joint Venture and shall remit all excess revenue to the Production Joint Venture. Revenues shall be calculated on an accrual basis and shall be paid to Entertainment on a quarterly basis no later than the fifteenth (15th) of the month following the end of a preceding quarter.

III.   TECHNOLOGY LICENSE AGREEMENT

PARTIES:

     NewCo, a 50/50 joint venture between ENM and Entertainment ("LICENSEE")

     and


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     B3D, a wholly owned subsidiary of BDE ("LICENSOR").

LICENSE

     NewCo shall receive a non-transferable, royalty-free, unlimited seat license to use the tool suite commonly referred to as B3D Studio (the "SOFTWARE"). During the term of the license, NewCo shall be eligible to receive the latest "alpha-code" versions of the Software, comprised of object code and related documentation (but no source code) at no additional cost. The Software will be provided subject to customary protective and copyright protection provisions.

LICENSE FEE:

     $2.5 million of which $1.0million is payable upon the execution hereof and the balance upon delivery by Entertainment to Licensee of the object code version of the Software and current documentation, plus a royalty equal to 10% of NewCo's gross receipts.

EXCLUSIVITY:

     NewCo shall be the exclusive recipient of an "alpha-code" license to the Software in the Territories. Nothing contained herein shall limit B3D from issuing "beta-code" licenses or release versions of the Software or additional "alpha-code" licenses in other territories. B3D shall also have the right to distribute "beta-code" licenses or release versions of the Software in the Territories, subject to a right of first refusal in favor of NewCo to distribute such "beta-code" licenses or release versions of the Software in the Territories.

TERM:

     Five (5) years from the date of execution

TRAINING:

     B3D shall provide the services of (i) one software engineer and (ii) one experienced director for a period of thirty days without markup or profit to B3D. Additional training or support, if and when necessary shall be provided to NewCo without markup or profit to B3D. NewCo shall pay all applicable training costs.

WARRANTY

     Entertainment hereby warrants that it has the rights and ownership in the technology and its related intellectual property rights licensed under this agreement.

DILIGENCE

     The parties agree that upon the execution of this Agreement, ENM shall have a thirty (30) days period to conduct a diligence review ("REVIEW PERIOD") with respect to the Software. During the Review Period, ENM, at any time, shall have the right to accept the terms and conditions of the Technology License Agreement outlined in this Section III of this Agreement. In the event ENM elects not to accept the terms and conditions as outlined in this
     Section III of the agreement, the License Fee of $1.0 million dollars paid previously pursuant to the Technology License Agreement will be applied as payment in full to the balance of the non-recoupable advance due per the Distribution Agreement.


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IV.    INVESTMENT AGREEMENT

INVESTMENT:

     ENM shall invest $4 million (the "INVESTMENT") in the common stock of BDE at a purchase price of $6 per share. The investment will be made upon execution of this Agreement

WARRANTS:

     On the conclusion of the Investment, ENM shall receive nine (9) month warrants to purchase 307,692 shares of BDE's common stock, at the exercise price indicated below. The gross amount of such warrants exercise shall be limited to fifty (50%) of the Investment. The warrants are upon the terms and conditions set forth in Exhibit B hereto. The warrants shall be callable by BDE upon thirty (30) days notice, at a price of once cent (US $0.01) per share, if the value of such warrants exceeds one hundred twenty percent (120%) of the exercise price over a period of twenty (20) consecutive days. The securities will be issued in a private placement and wil be restricted securities under Rule 144.

     By way of example only, in the event that ENM invests $5 million in BDE common stock, ENM shall receive warrants to purchase $2.5 million worth of common stock (or 384,615 shares) at the exercise price indicated below.

EXERCISE PRICE:

     The exercise price of the warrants shall be $6.50 per share.

CONDITIONS PRECEDENT:

     Entertainment's Board approval of the equity component of the Investment Agreement.

WARRANTY:

     Entertainment represents and warrants that its Annual Report on Form 10-K for the year ended December 31, 1998, Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999, and Proxy Statement for the 1999 Annual Meeting of Stockholders, as of the date each was filed with the Securities and Exchange Commission, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements, in light of the circumstances under which they were made, not misleading.

OTHER TERMS:

     The parties intend that the principal terms and conditions will be set forth in the Definitive Agreement which shall be executed by all parties, however if a Definitive Agreement is not executed prior to the closing date, this Agreement shall be binding. The shares issuable hereunder shall be restricted securities under the Securities Act of 1933, as amended, and will contain appropriate securities legends and legends referencing this Agreement. ENM represents that it is an accredited investor as that term is defined by Rule 501 under the Securities Act of 1933, as amended. ENM and Entertainment agrees to jointly make a public announcement of the matters contemplated. The parties shall mutually agree to the timing form and contest of any such public announcement; provided that each party shall be permitted to make any announcements required by applicable law, regulation or stock exchange rule.

     Each of the agreements described herein shall be governed and construed in accordance with the laws of the State of California, USA exclusive of its provisions on conflicts of laws. The parties agree that the forum for any dispute that may arise hereunder shall be either the State or Federal Courts located in Los Angeles County, California, USA, and the prevailing party therein shall be entitled to recover, and the other party hereto agrees to pay, the prevailing party's costs and expenses in connection therewith, including reasonable attorneys fees.


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     Entertainment and ENM each warrants and represents to the other that it has the full right and authority to enter into this agreement and to perform its obligations contemplated hereby. Each license and right granted hereunder shall be subject to the complete and continuing performance by the applicable licensee of its commitments hereunder.This Agreement represents the entire agreement between the parties pertaining to the subject matter hereof. There are no warranties, representations or other agreements in connection with the subject matter hereof except as set forth or referred to herein. The Agreement contained herein shall bind and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of the respective parties. The Agreement contained herein may be amended or modified only by the written agreement of each of us. The Parties agree that this document has been executed and delivered in the State of California


If the terms and provisions of this Agreement are acceptable to you, please indicate your acceptance and approval by signing, or by causing to be signed on your behalf, the enclosed copy of this Agreement and returning it to the undersigned. This Agreement may be executed in counterparts (including by facsimile), all of which, when taken together, shall constitute one original.




Very truly yours,

BRILLIANT DIGITAL ENTERTAINMENT, INC.,
a Delaware corporation


By:    /S/ MARK DYNE
    ----------------------------------
Chief Executive Officer
Date: 2/28/00

ACCEPTED:

ENEWMEDIA,Company
a ________________________


By:     /S/ ANDREW WILSON
    -----------------------------------
Name:       ANDREW WILSON
Its:        BUSINESS DEVELOPMENT DIRECTOR
Date:       2/28/00


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                                    EXHIBIT A

                           DESCRIPTION OF THE CONTENT



Xena: Girls Just Wanna Have Fun
Xena: Death in Chains
Ace Ventura: Case of the Serial Shaver
Ace Ventura: The Don is Dead
KISS: Immortals
Choose Your Own Nightmare: How I became a Freak
Choose Your Own Nightmare: The Evil Penpal
Choose Your Own Nightmare: The Curse of the Mummy
Choose Your Own Nightmare: The Bite of the Vampire
Choose Your Own Nightmare: Halloween Party
Choose Your Own Nightmare: Night of the Werewolf
Gravity Angels: Part 1 Alien Discovery
Gravity Angels: Part 2 The Betrayal
Gravity Angels: Part 3 Payback
Gravity Angels: Part 4 Death Force

(All licensed titles are subject to Licensor approval